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                                                                      EXHIBIT 21

                               CVB FINANCIAL CORP.
                                  SUBSIDIARIES


NAME OF SUBSIDIARY                 STATE OF INCORPORATION
------------------                 ----------------------
Citizens Business Bank                  California

Community Trust Deed Services           California

Chino Valley Bancorp                    California

CVB Ventures, Inc.                      California

Orange National  Bancorp                California